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                                                           EXHIBIT 15

PRICE WATERHOUSE LLP

                         Report of Independent Accountants
                         ---------------------------------

August 7, 1995

To the Board of Directors and
Shareholders of WesBanco, Inc.

We have reviewed the consolidated balance sheet and the related consolidated statements of income, changes in shareholders'equity and cash flows of WesBanco, Inc., and its subsidiaries (the Company) as of June 30, 1995 and 1994, and for the 3-month and 6-month periods then ended (the consolidated interim financial information) as presented in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995. This consolidated interim financial information is the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the consolidated interim financial information for it to be in conformity with generally accepted accounting principles.

We previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet as of December 31, 1994, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the year then ended (not presented herein), and in our report dated January 19, 1995, we expressed our unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying consolidated balance sheet as of December 31, 1994, is fairly stated in all material respects in relation to the consolidated balance sheet from which it has been derived.

/s/ Price Waterhouse LLP
600 Grant Street
Pittsburgh, PA  15219

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